UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2005

WAKO LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3606-8, 36/F, Citibank Tower, Citibank Plaza
3 Garden Road
Central, Hong Kong
(Address of Principal Executive Offices/Zip Code)

852-27998000 (212-924-3548)
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 1, 2005, Wako Logistics Group, Inc. (the “Registrant”) completed the acquisition of Kay O’Neill (USA) LLC, an Illinois limited liability (“Kay O’Neill USA”), pursuant to a Membership Interest Purchase Agreement dated as of March 22, 2005 (the “Purchase Agreement”), among Kay O’Neill (USA Holdings) Limited, a corporation organized under the laws of United Kingdom (the “Seller”), Kay O’Neill USA, and the Registrant, pursuant to which the Registrant acquired all of the issued and outstanding membership interests of Kay O’Neill USA (the “Membership Interests”), from the Seller (the “Acquisition”). The purchase price paid by the Registrant to the Seller for all the Membership Interests was US$1,625,000 consisting of (1) US$1,000,000 and (2) the assumption of US$625,000 of debt owed by an affiliate of the Seller (the “Affiliate”) to Kay O’Neill USA (the “Purchase Price”).

Upon the closing of the Acquisition, Kay O’Neill USA became a wholly-owned subsidiary of the Registrant, and as a result the Registrant acquired substantially all of the assets utilized by Kay O’Neill USA in its logistics business. In addition, pursuant to the terms and conditions of a License and Joint Marketing Agreement, dated April 1, 2005, between Kay O’Neill USA and the Affiliate, Kay O’Neill USA obtained the right to use, for a period of five (5) years, (i) the trademark and logo “Kay O’Neill” and (ii) the domain names www.kayoneill.us and www.uskayoneill.com (email only).

On April 1, 2005, Christopher Wood, the Registrant’s Chief Executive Officer, loaned US$1,000,000 to the Registrant, pursuant to a three (3) year convertible loan, bearing interest at a rate of six percent (6%) per annum (the “Loan”), for the Registrant to the pay the Purchase Price. The aggregate principal amount of the Loan (the “Principal”), and all accrued interest thereon, is payable on or before March 31, 2008 (the “Maturity Date”), provided that Mr. Wood, at his sole option, may convert all or a portion of the outstanding Principal into shares of the Registrant’s common stock, par value $.001 per share (the “Common Stock”) at any time prior to the Maturity Date. The applicable conversion price is the lesser of (i) the fair market value of the Common Stock and (ii) $.50 per share. Upon conversion of all outstanding Principal, all accrued interest will become due and payable to Mr. Wood, in cash, Common Stock, or a combination thereof, as determined by Mr. Wood. The Registrant has also granted Mr. Wood “piggyback” registration rights with respect to all shares of Common Stock into which the Loan is converted.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of business acquired.

It is impracticable at this time for the Registrant to provide the financial statements of the business acquired that are required to be included herein. The Registrant undertakes to file such required financial statements as soon as practicable, but in no event later than June 17, 2005.

(b) Pro forma Financial Information.

It is impracticable at this time for the Registrant to provide the pro forma financial information that is required to be included herein. The Registrant undertakes to file such required pro forma financial information as soon as practicable, but in no event later than June 17, 2005.

(c) Exhibits.
Exhibit Number	Description
4.1	Convertible Promissory Note, dated April 1, 2005, issued by Wako Logistics, Inc. to Christopher Wood, the Chief Executive Officer, Chief Financial Officer and sole director of the Registrant.
10.1	Membership Interest Purchase Agreement dated as of March 22, 2005, among Kay O’Neill (USA Holdings) Limited, Kay O’Neill (USA) LLC and Wako Logistics Group, Inc.
10.2
Subscription Agreement made as of the 1st day of April, 2005 between Wako Logistics Group, Inc. and Christopher Wood, the Chief Executive Officer, Chief Financial Officer and sole director of the Registrant.

10.3
Registration Rights Agreement made as of the 1st day of April, 2005 between Wako Logistics Group, Inc. and Christopher Wood, the Chief Executive Officer, Chief Financial Officer and sole director of the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAKO LOGISTICS GROUP, INC.

Date: April 5, 2005	By:	/s/ Christopher Wood
Christopher Wood
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Convertible Promissory Note, dated April 1, 2005, issued by Wako Logistics, Inc. to Christopher Wood, the Chief Executive Officer, Chief Financial Officer and sole director of the Registrant.
10.1	Membership Interest Purchase Agreement dated as of March 22, 2005, among Kay O’Neill (USA Holdings) Limited, Kay O’Neill (USA) LLC and Wako Logistics Group, Inc.
10.2
Subscription Agreement made as of the 1st day of April, 2005 between Wako Logistics Group, Inc. and Christopher Wood, the Chief Executive Officer, Chief Financial Officer and sole director of the Registrant.

10.3
Registration Rights Agreement made as of the 1st day of April, 2005 between Wako Logistics Group, Inc. and Christopher Wood, the Chief Executive Officer, Chief Financial Officer and sole director of the Registrant.